EXHIBIT 10.3

THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

US $30,000	November 19, 2008,
with an effective date
of September 18, 2007

FOR VALUE RECEIVED, the undersigned, RX Scripted, Inc., which has a business address of 201 Creekvista Drive, Holly Springs, North Carolina 27540 ("Maker"), hereby promises to pay to the order of The Loev Law Firm, PC, whose address is 6300 West Loop South, Suite 280, Bellaire, Texas 77401 ("Payee"), the principal sum of Thirty Thousand Dollars ($30,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein.  This Amended and Restated Convertible Promissory Note (this “Note” or “Promissory Note”) has an effective date of September 18, 2007, the date of the parties’ entry into an engagement agreement (the “Engagement Agreement”).

This Note amends, replaces and supersedes a promissory note entered into between the parties on or around March 11, 2008.

The Engagement Agreement requires the Maker to pay the Payee $35,000 in total, along with 1,500,000 shares of the Maker’s common stock, which shares have previously been issued, for legal services rendered and to be rendered in connection with the preparation of articles of incorporation, bylaws, organizational minutes, a private placement memorandum and an accompanying subscription agreement and registration rights agreement, an SB-2 registration statement for filing with the Securities and Exchange Commission, amended filings of the Form SB-2 registration statement, filing of Form D with the SEC and responding to NASD comments in connection with a 15c211 filing, as well as corporate/securities matters requested by the Company.  That amount includes $5,000 upon execution of the Engagement Agreement, which amount has already been received by the Payee.

This Promissory Note evidences the remaining $30,000 owed to Payee pursuant to the Engagement Agreement.

1.
Interest on the unpaid balance of this Note shall bear interest at the rate of seven percent (7%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full.  Interest will be computed on the basis of a 360-day year.

2.	The principal amount of this Note shall be due and payable on April 30, 2009 (the “Maturity Date”).

3.	This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.
This Note (and any accrued and unpaid interest hereon) shall be convertible into shares of Maker’s common stock from time to time if not paid on or before the Maturity Date, at the sole option of the Payee, upon five (5) days written notice from the Payee to the Maker of the Payee’s desire to convert such Note into shares of common stock at the rate of one share of the Maker’s common stock for each $0.10 owed to Payee pursuant to this Note (the “Conversion Price”), which conversion shall be evidenced by the receipt of the Maker of a Conversion Notice attached hereto as Exhibit A.  The Maker shall have five (5) business days after the receipt by the Payee of a Conversion Notice to deliver the shares of common stock converted to Payee (the “Conversion Shares”).  If such shares are not delivered prior the sixth (6th) day following the Maker’s receipt of the Conversion Notice, such failure to deliver the shares shall constitute an Event of Default of this Note, which shall not discharge the Maker’s requirement to deliver the Conversion Shares.

5.
If the Maker at any time or from time to time on or after the effective date of the  issuance of this Note (the “Original Issuance Date”) effects a subdivision of its outstanding common stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Maker at any time or from time to time on or after the Original Issuance Date combines its outstanding shares of common stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased.

6.
Conversion Shares may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”) or (ii) the Maker or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Note and who is an accredited investor.  Until such time as the Conversion Shares have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

The legend set forth above shall be removed and the Maker shall issue to the Payee a new certificate therefor free of any transfer legend if (i) the Maker or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such common stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Payee provides the Maker or its transfer agent with reasonable assurances that the Conversion Shares can be sold pursuant to Rule 144 or (iii) if the Conversion Shares  are registered for resale under an effective registration statement filed under the Act.

7.
All shares of common stock which may be issued upon conversion of this Note will, upon issuance by the Maker in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and fully paid and non-assessable.

8.
If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

9.
This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns.  Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note.  Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

10.
No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

11.
The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default.

12.
Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

13.	The Maker agrees to keep reserved such number of shares of common stock as will permit full conversion of the Note at any time or from time to time at the Conversion Price (as defined herein);

14.
In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment.  If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note.  The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

15.
Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.  If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

16.
A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Promissory Note shall be effective as an original for all purposes.

17.	This Note shall be construed and enforced under and in accordance with the laws of the State of Texas.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written, with an effective date of September 18, 2007.

RX Scripted, Inc.

/s/ MaryAnne McAdams
MaryAnne McAdams
Chief Executive Officer and President

EXHIBIT A

Conversion Election Form

____________, 20__

RX Scripted, Inc.
201 Creekvista Drive
Holly Springs, North Carolina 27540

Re:           Conversion of Promissory Note

Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Amended and Restated Convertible Promissory Note of RX Scripted, Inc. (the “Company”), in the principal amount of $30,000 (the “Note”), held by me, I hereby elect to exercise my right of Conversion (as such term in defined in the Note), in connection with $__________ of the amount currently owed under the Note, effective as of the date of this writing.

Please provide me with all applicable instructions for the Conversion of the Note, and issue certificate(s) for the applicable shares of the Company’s Common Stock issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

___________________________
Name:

Please issue certificate(s) for Common Stock as follows:

______________________________________________
Name

______________________________________________
Address

______________________________________________
Social Security No. of Shareholder